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                                                             EXHIBIT 10.19


               ADDENDUM TO PURCHASE AND SALE AGREEMENT - EXTENSION

         THIS ADDENDUM TO PURCHASE AND SALE AGREEMENT - EXTENSION (hereinafter referred to as "Extension" is made and entered into by and between BIGHAM HIDE COMPANY, INC. ("Seller") and SOLOMAN LAM and/or Assigns ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Seller and Buyer entered into a Purchase and Sale Agreement dated February 12, 2002, for certain real property located in Sumter County, Florida, all of which is more particularly described in the said Purchase and Sale Agreement; and

         WHEREAS, the closing date on the Purchase and Sale Agreement is April 30, 2002; and

         WHEREAS, even though the Purchase and Sale Agreement is not contingent upon the Buyer obtaining financing, the parties wish to amend the Contract to extend the closing date to allow the Buyer additional time to put together a financing package or an investor package;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, mutually agree as follows:

         1. The closing date for the Contract for Sale and Purchase shall be extended to ON OR BEFORE July 29, 2002.

         2. In consideration of the closing date being extended, Buyer hereby agrees to release from escrow the earnest money deposit in the amount of $10,000.00, and authorizes Terry T. Neal, P.A. to pay same to Seller. Buyer waives any further claim to said funds or to a refund of said monies in the event this transaction does not close for any reason, including default by the Seller.


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         3. It is not the desire or intent of the parties to make the Contract for Sale and Purchase contingent upon the Buyer obtaining financing, and the parties' execution of this Addendum shall not be interpreted as such.

         4. All other terms and conditions of the Contract for Sale and Purchase shall remain in full force and effect.

         This addendum, upon its execution by both parties, is herewith made an integral part of the aforementioned Contract.

Date executed by Seller: 4-30, 2002          Date executed by Buyer:  4/30, 2002

Bigham Hide Company, Inc.



By: /s/ R. G. Bigham                         /s/ Soloman Lam
    -----------------------------------      -----------------------------------
    Robert G. Bigham, Seller                 Soloman Lam, Buyer